Exhibit 3.3

AMENDED AND RESTATED
BY-LAWS
OF
CONSTELLATION BRANDS, INC.
(Amended as of February 12, 2018)

ARTICLE I

STOCKHOLDERS

SECTION 1.1    Annual Meetings. An annual meeting of stockholders shall be held for the election of directors at such date, time and place, either within or without the State of Delaware, as may be designated by resolution of the Board of Directors from time to time. Any other proper business may be transacted at the annual meeting.
SECTION 1.2     Special Meetings. Special meetings of stockholders for any purpose or purposes may be called at any time by the Board of Directors, or by a committee of the Board of Directors which has been duly designated by the Board of Directors, and whose powers and authority, as expressly provided in a resolution of the Board of Directors, include the power to call such meetings, but such special meetings may not be called by any other person or persons.
SECTION 1.3    Notice of Meetings. Whenever stockholders are required or permitted to take any action at a meeting, a written notice of the meeting shall be given which shall state the place, date and hour of the meeting, and, in the case of a special meeting, the purpose or purposes for which the meeting is called. Unless otherwise provided by law, the written notice of any meeting shall be given not less than ten nor more than sixty days before the date of the meeting to each stockholder entitled to vote at such meeting. If mailed, such notice shall be deemed to be given when deposited in the mail, postage prepaid, directed to the stockholder at his address as it appears on the records of the Corporation.
SECTION 1.4    Adjournments. Any meeting of stockholders, annual or special, may adjourn from time to time to reconvene at the same or some other place, and notice need not be given of any such adjourned meeting if the time and place thereof are announced at the meeting at which the adjournment is taken. At the adjourned meeting the Corporation may transact any business which might have been transacted at the original meeting. If the adjournment is for more than thirty days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting.

SECTION 1.5    Quorum. The Corporation’s authorized capital stock consists of Class A Common Stock (the “Class A Common”), Class B Common Stock (the “Class B Common”), Class 1 Common Stock (the “Class 1 Common”) and Preferred Stock (the “Preferred Stock”). At each meeting of stockholders, except as otherwise provided by law, the Corporation’s Restated Certificate of Incorporation or these By-Laws, the holders of shares representing a majority of the votes entitled to be cast at the meeting by the holders of all outstanding shares entitled to vote, present in person or represented by proxy, shall constitute a quorum. In the absence of a quorum, the stockholders so present may adjourn the meeting from time to time in the manner provided in Section 1.4 of these By-Laws until a quorum shall attend. Such an adjournment may be approved by the affirmative vote of a majority of the votes entitled to be cast by the stockholders present or represented by proxy at such meeting notwithstanding that a quorum is not present. Shares of its own stock belonging to the Corporation or to another corporation, if a majority of the shares entitled to vote in the election of directors of such other corporation is held, directly or indirectly, by the Corporation, shall neither be entitled to vote nor be counted for quorum purposes; provided, however, that the foregoing shall not limit the right of any corporation to vote stock, including but not limited to its own stock, held by it in a fiduciary capacity.
SECTION 1.6    Voting. At each meeting of stockholders (a) each holder of Class A Common present in person or represented by proxy at the meeting and entitled to vote on a matter shall be entitled to cast one (1) vote for each share of Class A Common held by such holder, (b) each holder of Class B Common present in person or represented by proxy at the meeting and entitled to vote on a matter shall be entitled to cast ten (10) votes for each share of Class B Common held by such holder, (c) each holder of Class 1 Common present in person or represented by proxy at the meeting and entitled to vote on a matter shall be entitled to cast one (1) vote for each share of Class 1 Common held by such holder, and (d) each holder of Preferred Stock present in person or represented by proxy at the meeting shall be entitled to such voting rights as shall be provided for in the Certificate of Designations relating to the Preferred Stock held by such holder. Except as otherwise provided by law, Section 2.2 of these By-Laws pertaining to the election of directors, or the Corporation’s Restated Certificate of Incorporation, all classes of stock entitled to vote with respect to a matter shall vote together as a single class and the affirmative vote of a majority of the votes entitled to be cast by stockholders present in person or represented by proxy at the meeting and entitled to vote on the matter shall be the act of the stockholders. Except as otherwise required by law or by the Restated Certificate of Incorporation, the Board of Directors may require a larger vote upon any election or question.
SECTION 1.7    Organization. Meetings of stockholders shall be presided over by the Chairman of the Board, if any, or in his absence by the Vice Chairman of the Board, if any, or in his absence by the Chief Executive Officer, or in his absence by the President or in the absence of the foregoing persons by a chairman designated by the Board of Directors, or in the absence of such designation by a chairman chosen at the meeting. The Secretary shall act as secretary of the meeting, but in his absence the chairman of the meeting may appoint any person to act as secretary of the meeting.
SECTION 1.8    Proxies. Each stockholder entitled to vote at a meeting of stockholders may authorize another person or persons to act for him by proxy in any manner permitted by the General Corporation Law of the State of Delaware, but no such proxy shall be voted or acted upon after three years from its date, unless the proxy provides for a longer period. A duly executed proxy shall be irrevocable if it states that it is irrevocable and if, and only as long as, it is coupled with an interest sufficient in law to support an irrevocable power. A stockholder may revoke any proxy which is not irrevocable by attending the meeting and voting in person or by filing an instrument in writing revoking the proxy or another duly executed proxy bearing a later date with the Secretary of the Corporation.
SECTION 1.9    Fixing Date for Determination of Stockholders of Record. In order that the Corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or to express consent to corporate action in writing without a meeting, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board of Directors may fix, in advance, a record date, which shall not be more than sixty nor less than ten days before the date of such meeting, nor more than sixty days prior to any other action. If no record date is fixed: (1) the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held; and (2) the record date for determining stockholders for any other purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.
SECTION 1.10    List of Stockholders Entitled to Vote. The Secretary shall prepare and make, at least ten days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten days prior to the meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or, if not so specified, at the offices of the transfer agent. The list shall also be produced and kept at the time and place of the meeting during the whole time thereof and may be inspected by any stockholder who is present. The stock ledger shall be the only evidence as to who are the stockholders entitled to examine the stock ledger, the list of stockholders or the books of the Corporation, or to vote in person or by proxy at any meeting of stockholders.
SECTION 1.11    Action by Consent of Stockholders. Unless otherwise restricted by the Restated Certificate of Incorporation, any action required or permitted to be taken at any annual or special meeting of the stockholders may be taken without a meeting, without prior notice and without a vote, if a consent in writing, setting forth the action so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted. Prompt notice of the taking of the corporate action without a meeting by less than unanimous written consent shall be given to those stockholders who have not consented in writing.

SECTION 1.12    Business at Meetings of Stockholders. At an annual meeting of the stockholders, only such business shall be conducted as shall have been properly brought before the meeting. To be properly brought before an annual meeting, business must be (a) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Board of Directors, (b) otherwise properly brought before the meeting by or at the direction of the Board of Directors, or (c) otherwise properly brought before the meeting by a stockholder. For business to be properly brought before an annual meeting by a stockholder, the stockholder must have given timely notice thereof in writing to the Secretary of the Corporation. To be timely, a stockholder’s notice must be delivered to or mailed and received at the principal executive offices of the Corporation not less than 120 days before the date of the Corporation’s proxy statement that was released to stockholders in connection with its previous annual meeting of stockholders. If the date of the annual meeting has been changed by more than 30 days from the date of the previous year’s annual meeting or if no annual meeting was held during the previous year, then the notice must be received a reasonable time before the Corporation begins to print and mail its proxy materials. A stockholder’s notice to the Secretary shall set forth as to each matter the stockholder proposes to bring before the annual meeting: (w) a brief description of the business desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting, (x) the name, address and telephone number of the stockholder proposing such business, (y) the class and number of shares of the Corporation which are beneficially owned by the stockholder, and (z) any material interest of the stockholder in such business. A stockholder who makes a proposal shall provide the Corporation with such additional information regarding the proposal as shall be reasonably requested by the Corporation, including, without limitation, any information necessary for the Corporation to comply with federal securities laws. The Chairman of the annual meeting shall, if the facts warrant, determine and declare to the meeting that business was not properly brought before the meeting in accordance with the provisions of this Section 1.12, and if he should so determine, he shall so declare to the meeting and any such business not properly brought before the meeting shall not be transacted.
ARTICLE II
BOARD OF DIRECTORS
SECTION 2.1    Number; Qualifications. The Board of Directors shall consist of one or more members, the number thereof to be determined from time to time by resolution of the Board of Directors. Directors shall be elected at the annual meeting of stockholders and each director elected shall hold office until his successor is elected and qualified. Directors need not be stockholders.
SECTION 2.2    Election; Resignation; Removal; Vacancies. At every meeting of stockholders called for the election of directors, the holders of Class A Common, voting as a class, shall be entitled to elect one-fourth (1/4) of the number of directors to be elected at such meeting (rounded, if the total number of directors to be elected at such meeting is not evenly divisible by four (4), to the next higher whole number), and the holders of Class B Common, voting as a class, shall be entitled to elect the remaining number of directors to be elected at such meeting. Irrespective of the foregoing, if the number of outstanding Class B Common shares is less than 12 1/2% of the total number of outstanding shares of Class A Common and Class B Common, then the holders of the Class A Common shall be entitled to elect one-fourth (1/4) of the number of directors to be elected at such meeting (rounded, if the total number of directors to be elected at such meeting is not evenly divisible by four (4), to the next higher whole number) and shall be entitled to participate with the holders of the Class B Common voting as a single class in the election of the remaining number of directors to be elected at such meeting, provided that the holders of Class A Common shall have one (1) vote per share and the holders of Class B Common shall have ten (10) votes per share. In each case, the directors shall be elected by a plurality of the votes entitled to be cast by the stockholders who are present in person or represented by proxy at the meeting and entitled to vote on the election of directors. If, during the interval between annual meetings for the election of directors, the number of directors who have been elected by either the holders of the Class A Common or the Class B Common shall, by reason of resignation, death, retirement, disqualification or removal, be reduced, the vacancy or vacancies in directors so created may be filled by a majority vote of the remaining directors then in office, even if less than a quorum, or by a sole remaining director. Any director so elected by the remaining directors to fill any such vacancy may be removed from office by the vote of the holders of a majority of the shares of the Class A Common and the Class B Common voting as a single class, provided that the holders of Class A Common shall have one (1) vote per share and the holders of Class B Common shall have ten (10) votes per share.
SECTION 2.3    Regular Meetings. Regular meetings of the Board of Directors may be held at such places within or without the State of Delaware and at such times as the Board of Directors may from time to time determine, and if so determined notices thereof need not be given.
SECTION 2.4    Special Meetings. Special meetings of the Board of Directors may be held at any time or place within or without the State of Delaware whenever called by the Chairman, Chief Executive Officer, the President, any Vice-President, the Secretary, or by any two members of the Board of Directors. At least one days’ notice thereof shall be given by the person or persons calling the meeting, either personally, by mail or by telegram.
SECTION 2.5    Telephonic Meetings Permitted. Members of the Board of Directors, or any committee designated by the Board, may participate in a meeting of such Board or committee by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and participation in a meeting pursuant to this By-Law shall constitute presence in person at such meeting.
SECTION 2.6    Quorum; Vote Required for Action. At all meetings of the Board of Directors a majority of the whole Board shall constitute a quorum for the transaction of business. Except in cases in which the Restated Certificate of Incorporation or these By-Laws otherwise provide, the vote of a majority of the directors present at a meeting at which a quorum is present shall be the act of the Board of Directors.
SECTION 2.7    Organization. Meetings of the Board of Directors shall be presided over by the Chairman of the Board, if any, or in his absence by the Vice Chairman of the Board, if any, or in his absence by the Chief Executive Officer, or in his absence by the President, or in the absence of the foregoing persons by a chairman chosen at the meeting. The Secretary shall act as secretary of the meeting, but in his absence the chairman of the meeting may appoint any person to act as secretary of the meeting.
SECTION 2.8    Action by Unanimous Consent of Directors. Unless otherwise restricted by the certificate of incorporation or these bylaws, any action required or permitted to be taken at any meeting of the Board of Directors, or of any committee thereof, may be taken without a meeting if all members of the Board of Directors or such committee, as the case may be, consent thereto in writing or by electronic transmission and the writing or writings or electronic transmissions are filed with the minutes of proceedings of the board or committee in accordance with applicable law.
ARTICLE III
COMMITTEES
SECTION 3.1    Committees. The Board of Directors may, by resolution passed by a majority of the whole Board, designate one or more committees, each committee to consist of one or more of the directors of the Corporation. The Board may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. In the absence or disqualification of a member of the committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not he or they constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in place of any such absent or disqualified member. Any such committee, to the extent provided in the resolution of the Board of Directors, shall have and may exercise all the powers and authority of the Board of Directors in the management of the business and affairs of the Corporation, and may authorize the seal of the Corporation to be affixed to all papers which may require it; but no such committee shall have power or authority in reference to amending the Restated Certificate of Incorporation of the Corporation, adopting an agreement of merger or consolidation, recommending to the stockholders the sale, lease or exchange of all or substantially all of the Corporation’s property and assets, recommending to the stockholders a dissolution of the Corporation or a revocation of dissolution, or amending these By-Laws; and, unless the resolution expressly so provides, no such committee shall have the power or authority to declare a dividend or to authorize the issuance of stock.
SECTION 3.2    Committee Rules. Unless the Board of Directors otherwise provides, each committee designated by the Board may make, alter and repeal rules for the conduct of its business. In the absence of such rules each committee shall conduct its business in the same manner as the Board of Directors conducts its business pursuant to Article II of these By-Laws.
ARTICLE IV
OFFICERS
SECTION 4.1    Executive Officers; Election; Qualifications; Term of Office; Resignation; Removal; Vacancies. The Board of Directors shall choose a President and Secretary, and it may, if it so determines, choose a Chairman of the Board and a Vice Chairman of the Board from among its members. The Board of Directors may also choose a Chief Executive Officer, one or more Vice-Presidents, one or more Assistant Secretaries, a Treasurer and one or more Assistant Treasurers, and may choose such other officers as it may deem necessary, each of whom shall have such titles and duties as shall be determined by the Board of Directors. Each such officer shall hold office until the first meeting of the Board of Directors after the annual meeting of stockholders next succeeding this election, and until his successor is elected and qualified or until his earlier resignation or removal. Any officer may resign at any time upon written notice to the Corporation. The Board of Directors may remove any officer with or without cause at any time, but such removal shall be without prejudice to the contractual rights of such officer, if any, with the Corporation. Any number of offices may be held by the same person. Any vacancy occurring in any office of the Corporation by reason of death, resignation, removal or otherwise may be filled for the unexpired portion of the term by the Board of Directors at any regular or special meeting.
SECTION 4.2    Chairman of the Board. The Chairman of the Board, if there be one, shall preside at all meetings of the Board of Directors and of the stockholders, and shall perform such other duties as the Board may direct.
SECTION 4.3    Chief Executive Officer. The Chief Executive Officer shall be the principal executive officer of the Corporation and shall in general supervise and control all of the business and affairs of the Corporation, unless otherwise provided by the Board of Directors. He shall preside at meetings of the stockholders and of the Board of Directors under the circumstances described in Section 1.7 or 2.7, respectively, and shall see that orders and resolutions of the Board of Directors are carried into effect. He shall have general powers of supervision and shall be the final arbiter of all differences among officers of the Corporation and his decision as to any matter affecting the Corporation shall be final and binding as between the officers of the Corporation subject only to the Board of Directors.
SECTION 4.4    President. The President shall have responsibility for the active management of the business of the Corporation, and, in the instance that the offices of President and Chief Executive Officer are not held by the same person, shall be under the general supervision of the Chief Executive Officer. In general, he shall perform all duties incident to the office of President, and such other duties as the Chief Executive Officer or the Board of Directors may from time to time prescribe. The President shall preside at meetings of the stockholders and of the Board of Directors under the circumstances described in Section 1.7 or 2.7, respectively.
SECTION 4.5    Vice-Presidents. In the absence of the President or in the event of his inability or refusal to act, the Vice-President (or in the event there be more than one Vice-President, the Vice-Presidents in the order designated, or in the absence of any designation, then in the order of their election) shall perform the duties of the President, and when so acting, shall have all the powers of and be subject to all the restrictions upon the President. The Vice-Presidents shall perform such other duties and have such other powers as the Board of Directors may from time to time prescribe.
SECTION 4.6    Secretary. The Secretary shall attend all meetings of the Board of Directors and all meetings of the stockholders and record all the proceedings of the meetings of the stockholders and of the Board of Directors in a book to be kept for that purpose and shall perform like duties for the standing committees when required. He shall give, or cause to be given, notice of all meetings of the stockholders and special meetings of the Board of Directors, and shall perform such other duties as may be prescribed by the Board of Directors or Chief Executive Officer, under whose supervision he shall be. He shall have custody of the corporate seal of the Corporation and he, or an Assistant Secretary, shall have authority to affix the same to any instrument requiring it and when so affixed, it may be attested by his signature or by the signature of such Assistant Secretary. The Board of Directors may give general authority to any other officer to affix the seal of the Corporation and to attest the affixing by his signature.
SECTION 4.7    Assistant Secretary. The Assistant Secretary, or if there be more than one, the Assistant Secretaries in the order determined by the Board of Directors (or if there be no such determination, then in the order of their election), shall, in the absence of the Secretary or in the event of his inability or refusal to act, perform the duties and exercise the powers of the Secretary and shall perform such other duties and have such other powers as the Board of Directors may from time to time prescribe.
SECTION 4.8    Treasurer. The Treasurer shall have the custody of the corporate funds and securities and shall keep full and accurate accounts of receipts and disbursements in books belonging to the Corporation and shall deposit all moneys and other valuable effects in the name and to the credit of the Corporation in such depositories as may be designated by the Board of Directors. He shall disburse the funds of the Corporation as may be ordered by the Board of Directors, taking proper vouchers for such disbursements, and shall render to the Chief Executive Officer and the Board of Directors, at its regular meetings, or when the Board of Directors so requires, an account of all his transactions as Treasurer and of the financial condition of the Corporation. If required by the Board of Directors, he shall give the Corporation a bond (which shall be renewed every six years) in such sum and with such surety or sureties as shall be satisfactory to the Board of Directors for the faithful performance of the duties of his office and for the restoration to the Corporation, in case of his death, resignation, retirement or removal from office, of all books, papers, vouchers, money and property of whatever kind in his possession or under his control belonging to the Corporation.
SECTION 4.9    Assistant Treasurer. The Assistant Treasurer, or if there be more than one, the Assistant Treasurers in the order determined by the Board of Directors (or if there be no such determination, then in the order of their election), shall, in the absence of the Treasurer or in the event of his inability or refusal to act, perform the duties and exercise the powers of the Treasurer and shall perform such other duties and have such other powers as the Board of Directors may from time to time prescribe.
ARTICLE V
STOCK
SECTION 5.1    Certificates. The shares of stock of the Corporation shall be represented by certificates except to the extent that the Board of Directors has adopted one or more resolutions providing that some or all of any or all classes or series of the Corporation’s stock shall be uncertificated shares. Any such resolution adopted by the Board of Directors that relates to outstanding shares represented by a certificate shall not apply to such outstanding shares until such certificate is surrendered to the Corporation. Every holder of stock represented by certificates shall be entitled to have a certificate signed by or in the name of the Corporation by the Chairman or Vice Chairman of the Board of Directors, if any, or the President or a Vice-President, and by the Treasurer or an Assistant Treasurer, or the Secretary or an Assistant Secretary, of the Corporation, certifying the class and number of shares of the Corporation registered in certificate form that are owned by him. Any of or all the signatures on the certificate may be a facsimile. In case any officer, transfer agent, or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent, or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if he were such officer, transfer agent, or registrar at the date of issue. Within a reasonable time after the issuance or transfer of uncertificated shares, the Corporation shall send to the registered owner thereof a written notice setting forth the class and number of shares of the Corporation registered in his name. Any stock certificates issued and any notices given shall include such other information and legends as shall be required by law or necessary to give effect to any applicable transfer, voting or similar restrictions.
SECTION 5.2    Lost, Stolen or Destroyed Stock Certificates; Issuance of New Certificates. The Corporation may issue a new certificate of stock in the place of any certificate theretofore issued by it, alleged to have been lost, stolen or destroyed, and the Corporation may require the owner of the lost, stolen or destroyed certificate, or his legal representative, to give the Corporation a bond sufficient to indemnify it against any claim that may be made against it on account of the alleged loss, theft or destruction of any such certificate or the issuance of such new certificate. If shares represented by a stock certificate alleged to have been lost, stolen or destroyed have become uncertificated shares, the Corporation may, in lieu of issuing a new certificate, cause such shares to be reflected on its books as uncertificated shares and may require the owner of the lost, stolen or destroyed certificate, or his legal representative, to give the Corporation a bond sufficient to indemnify it against any claim that may be made against it on account of the alleged loss, theft or destruction of any such certificate.
SECTION 5.3    Transfers of Stock. Upon surrender to the Corporation or the transfer agent of the Corporation of a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, it shall be the duty of the Corporation to issue a new certificate or evidence of the issuance of uncertificated shares to the person entitled thereto, cancel the old certificate and record the transaction upon its books. Upon the receipt by the Corporation or the transfer agent of the Corporation of proper evidence of succession, assignment or authority to transfer with respect to uncertificated shares, it shall be the duty of the Corporation to record the transaction upon its books.
SECTION 5.4    Registered Stockholders. The Corporation shall be entitled to recognize the exclusive right of a person registered on its books as the owner of shares to receive dividends, and to vote as such owner, and to hold liable for calls and assessments a person registered on its books as the owner of shares, and shall not he bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by the laws of the State of Delaware.
SECTION 5.5    Transfer Agents; Registrars; Regulations. The Board of Directors may appoint a transfer agent and one or more co-transfer agents and registrar and one or more co-

registrars and may make, or authorize any such agent to make, all such rules and regulations deemed expedient concerning the issue, transfer and registration of shares of stock of the Corporation.
ARTICLE VI
MISCELLANEOUS
SECTION 6.1    Fiscal Year. The fiscal year of the Corporation shall be March 1 to the last day of February, unless otherwise determined by resolution of the Board of Directors.
SECTION 6.2    Seal. The corporate seal shall have the name of the Corporation inscribed thereon and shall be in such form as may be approved from time to time by the Board of Directors.
SECTION 6.3    Waiver of Notice of Meetings of Stockholders, Directors and Committees. Any written waiver of notice, signed by the person entitled to notice, whether before or after the time stated therein, shall be deemed equivalent to notice. Attendance of a person at a meeting shall constitute a waiver of notice of such meeting, except when the person attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of any regular or special meeting of the stockholders, directors, or member of a committee of directors need be specified in any written waiver of notice.
SECTION 6.4    Interested Directors; Quorum. No contract or transaction between the Corporation and one or more of its directors or officers, or between the Corporation and any other corporation, partnership, association, or other organization in which one or more of its directors or officers are directors or officers, or have a financial interest, shall be void or voidable solely for this reason, or solely because the director or officer is present at or participates in the meeting of the Board or committee thereof which authorizes the contract or transaction, or solely because his or their votes are counted for such purpose, if: (1) the material facts as to his relationship or interest and as to the contract or transaction are disclosed or are known to the Board of Directors or the committee, and the Board or committee in good faith authorizes the contract or transaction by the affirmative votes of a majority of the disinterested directors, even though the disinterested directors be less than a quorum; or (2) the material facts as to his relationship or interest and as to the contract or transaction are disclosed or are known to the stockholders entitled to vote thereon, and the contract or transaction is specifically approved in good faith by vote of the stockholders; or (3) the contract or transaction is fair as to the Corporation as of the time it is authorized, approved or ratified, by the Board of Directors, a committee thereof, or the stockholders. All directors, including interested directors, may be counted in determining the presence of a quorum at a meeting of the Board of Directors or of a committee which authorizes the contract or transaction.
SECTION 6.5    Form of Records. Any records maintained by the Corporation in the regular course of its business, including its stock ledger, books of account, and minute books, may be kept on, or be in the form of, punch cards, magnetic tape, photographs, micro photographs, or any other information storage device, provided that the records so kept can be converted into clearly legible form within a reasonable time. The Corporation shall so convert any records so kept upon the request of any person entitled to inspect the same.

SECTION 6.6    Amendment of By-Laws. These By-Laws may be altered or repealed, and new By-Laws made, by the Board of Directors, but the stockholders may make additional By-Laws and may alter and repeal any By-Laws whether adopted by them or otherwise.